Society Pass Inc (Nasdaq: SOPA) Reports Outsized Revenue Growth and Margin Expansion for 1Q 2023 Financial Results;

Recognises 359% Year on Year Revenue Growth for 1Q 2023;

Gross Margin Increases to 33.5% in 1Q 2023 from 25.5% in 4Q 2022

New York, 11 May 2023 – Society Pass Inc. (Nasdaq: SOPA) (“SoPa”), Southeast Asia (SEA)’s next generation, data-driven, loyalty, fintech and e-commerce ecosystem, today announces unaudited financial results for first quarter ended 31 March 2023 and a filing of its 1Q 2023 Form 10-Q with the Securities and Exchange Commission (SEC).

Click Here (on SEC website) to view 1Q 2023 Form 10-Q filing.

Summary Points:

•	1Q 2023 revenues grew 358% year on year (from $445,090 in 1Q 2022 to $2,042,580 in 1Q 2023).
•	1Q 2023 digital advertising revenues totaled $1,283,774, up from $0 in 1Q 2022.
•	1Q 2023 travel platform revenues totaled $486,707, up from $0 in 1Q 2022.
•	1Q 2023 gross profit grew to $686,237 from gross loss of $14,793 in 1Q 2022.
•	1Q 2023 gross margin improved to 33.5% from 1Q 2022 gross margin of -3.3%.
•	1Q 2023 gross margin improved to 33.5% from 4Q 2022 gross margin of 25.5%.
•	While 1Q 2023 revenue grew 358%, 1Q 2023 cash operating expenses grew only 20% year on year (from $2,817,348 in 1Q 2022 to $3,385,759 in 1Q 2023).
•	With cash on hand of $13.7 million and book value of $15.6 million on 31 March 2023, SoPa is well capitalised for the expected roll out of the Society Pass loyalty platform in 2Q 2023 and continuing acquisitions of SEA companies in its loyalty, lifestyle, food & beverage delivery, telecommunications, digital advertising, and travel verticals for the rest of 2023.
•	Since inception, SoPa has onboarded approximately 3.3 million registered consumers and approximately 650,000 registered merchants/brands onto its ever-expanding next generation digital ecosystem and loyalty platform in SEA.
•	SoPa now operates six verticals in SEA: loyalty, lifestyle, food & beverage delivery, telecommunications, digital advertising, and travel.
•	SoPa currently operates in five SEA countries: Singapore, Vietnam, Indonesia, Philippines and Thailand.
•	SoPa currently employes approximately 250 people throughout SEA.

Raynauld Liang, Society Pass Inc Chief Financial Officer, explains, “Our outsized first quarter 2023 financial performance validates our acquisitions-focused business plan here in SEA. For 1Q 2023, we achieved year-on-year revenue growth of 358%, whilst recognising year-on-year cash operating expenses increase of only 20%. In other words, despite growing at breakneck pace in the five largest economies of SEA, the growth of our revenues is far outstripping the growth of our expenses by almost eighteen times. Just as importantly, our margins are dramatically improving on a quarter-to-quarter basis. In 1Q 2023, we realized 33.5% gross margins, which compares favourably to 4Q 2022 gross margins of 25.5%.

We continue to invest heavily in our digital advertising, travel and lifestyle verticals. For example, our Thoughtful Media Group subsidiary has expanded to Vietnam and Indonesia in addition to its home base of Thailand. TMG and NusaTrip now comprises 62.9% and 23.8% of SoPa’s revenues, respectively. With the continuing performance in our three big verticals, we confidently project attaining cash profitability sometime in 2023.”

About Society Pass Inc.

Founded in 2018 as a data-driven loyalty, fintech and e-commerce ecosystem in the fast-growing markets of Vietnam, Indonesia, Philippines, Singapore and Thailand, which account for more than 80% of the SEA population, and with offices located in Angeles, Bangkok, Ho Chi Minh City, Jakarta, Manila, and Singapore, Society Pass Incorporated (Nasdaq: SOPA) is an acquisition-focused holding company operating 6 interconnected verticals (loyalty, digital media, travel, telecoms, lifestyle, and F&B), which seamlessly connects millions of registered consumers and hundreds of thousands of registered merchants/brands across multiple product and service categories throughout SEA.

Society Pass completed an initial public offering and began trading on the Nasdaq under the ticker SOPA in November 2021. SOPA shares were added to the Russell 2000 index in December 2021.

SoPa acquires fast growing e-commerce companies and expands its user base across a robust product and service ecosystem. SoPa integrates these complementary businesses through its signature Society Pass fintech platform and circulation of its universal loyalty points or Society Points, which has entered beta testing and is expected to launch broadly at the beginning of 2023. Society Pass loyalty program members earn and redeem Society Points and receive personalised promotions based on SoPa’s data capabilities and understanding of consumer shopping behaviour. SoPa has amassed more than 3.3 million registered consumers and over 650,000 registered merchants and brands. It has invested 2+ years building proprietary IT architecture to effectively scale and support its consumers, merchants, and acquisitions.

Society Pass leverages technology to tailor a more personalised experience for customers in the purchase journey and to transform the entire retail value chain in SEA. SoPa operates Thoughtful Media Group, a Thailand-based, a social commerce-focused, premium digital video multi-platform network; NusaTrip, a leading Indonesia-based Online Travel Agency; VLeisure, Vietnam’s leading provider of hotel management and payment solutions; Gorilla Networks, a Singapore-based, web3-enabled mobile blockchain network operator; Leflair.com, Vietnam’s leading lifestyle e-commerce platform; Pushkart.ph, a popular grocery delivery company in Philippines; and Mangan.ph, a leading local restaurant delivery service in Philippines.

For more information on Society Pass, please visit:

Website at https://www.thesocietypass.com or

LinkedIn at https://www.linkedin.com/company/societypass or

Facebook at https://www.facebook.com/thesocietypass or

Twitter at https://twitter.com/society_pass or

Instagram at https://www.instagram.com/societypass/.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this document also contains certain non-GAAP financial measures based on management’s view of performance including cash operating expenses. Management uses such measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these adjusted financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. When preparing these supplemental non-GAAP financial measures, we typically exclude certain GAAP items that management does not consider to be normal, recurring non-cash operating expenses

Period ended March 31	2023	2022
Total operating expenses	$(6,136,469)	$(6,584,931)
Amortisation and depreciation	863,917	806,622
Goodwill Impairment	—	528,583
Stock-based compensation for services	1,886,793	2,432,378
Cash Operating Expenses	$3,385,759	$2,817,348

Cautionary Note Concerning Forward-Looking Statements

This press release may include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

Rokas

Sidlauskas

rokas@thesocietypass.com